                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-12


                              VERTEL CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


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         pursuant to Exchange Act Rule 0-11 (Set forth the amount on which
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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement
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Notes:

                           NOTICE OF ANNUAL MEETING
                          TO BE HELD ON MAY 23, 2002

To the Shareholders of Vertel Corporation:

   The 2002 Annual Meeting of Shareholders of Vertel Corporation, a California corporation (the "Company"), will be held at the Hilton Hotel, 6360 Canoga Avenue, Woodland Hills, California 91367 on May 23, 2002, at 9:00 a.m., local time, for the following purposes:

  1. To elect the following Class II directors of the Company each to serve for a two year term: Marc E. Maassen and Hai-Perng Kuo, Ph.D., also known as Alex Kuo.

  2. To ratify the appointment of Deloitte & Touche LLP as the independent auditors for the Company for the fiscal year ending December 31, 2002.

  3. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

   These items are more fully described in the Proxy Statement accompanying this Notice.

   Shareholders of record at the close of business on March 26, 2002, the Record Date, will be entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.

   A shareholder list will be available at the Company's corporate office beginning May 13, 2002, during normal business hours, for examination by any shareholder registered on the Company's stock ledger on the Record Date, for any purpose germane to the meeting.

   You may revoke your proxy in accordance with the procedures described in the attached Proxy Statement.

   A copy of our Annual Report on Form 10-K filed with the Securities and Exchange Commission, which serves as our annual report to shareholders, is also enclosed.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        /s/ Craig S. Scott
                                        Craig S. Scott
                                        Vice President Finance &
                                        Administration, Chief Financial
                                        Officer and Secretary

Woodland Hills, California
April 19, 2002

                            YOUR VOTE IS IMPORTANT

   In order to assure your representation at the Annual Meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the postage-paid envelope provided. If you attend the meeting, you may vote by ballot even if you returned a proxy card.

                                PROXY STATEMENT
                    FOR 2002 ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MAY 23, 2002

                                    VOTING

General

   The Vertel Corporation Board of Directors is soliciting your proxy for use at the Company's 2002 Annual Meeting of Shareholders to be held Thursday, May 23, 2002.

   Vertel's principal executive offices are located at 21300 Victory Boulevard, Suite 700, Woodland Hills, California 91367. The principal telephone number at that location is (818) 227-1400. In April 1998, the Company changed its corporate name from Retix to Vertel Corporation and its symbol on The Nasdaq Stock Market ("Nasdaq") changed from "RETX" to "VRTL."

   These proxy solicitation materials will be mailed to shareholders beginning April 19, 2002.

Record Date and Share Ownership

   Only shareholders of record at the close of business on March 26, 2002 will be entitled to notice of and to vote at the meeting. On that date, the Company had 33,261,969 shares of Common Stock issued and outstanding.

Quorum and Voting

   Each share of Common Stock is entitled to one vote. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections with the assistance of the Company's transfer agent.

   A majority of the outstanding shares of Common Stock entitled to vote must be present in person or by proxy in order to have a quorum to conduct business at the Annual Meeting. In determining whether or not a quorum is present, the Inspector of Elections will treat abstentions and "broker non-votes" as shares that are present. A "broker non-vote" is a proxy submitted by a broker that does not indicate a vote for some or all of the proposals because the broker does not have discretionary voting authority and has not received instructions from its client as to how to vote on a particular proposal.

   Unless otherwise disclosed, the affirmative vote of a majority of shares of Common Stock represented and entitled to vote at the Annual Meeting, together with a majority of the required quorum voting for the proposal, is required for approval of a proposal presented to shareholders, including election of the nominees as directors.

   Abstentions and broker non-votes can have the effect of preventing approval of a proposal if the number of affirmative (or "FOR") votes cast does not constitute a majority of the required quorum, even though more votes are cast "FOR" the proposal than "AGAINST" it. While we believe that the matters to be considered at this year's Annual Meeting are unlikely to be subject to limitations on broker discretionary voting and we do not expect to receive "broker non-votes", it is our practice not to count "broker non-votes" in determining the total number of votes cast on a proposal. It is, however, our practice to count abstentions in determining the total number of votes cast, so that an abstention has the effect of a negative vote.

   If you hold your shares in "street name" (through a broker, bank or other nominee), you may receive a separate voting instruction form with this Proxy Statement, or you may need to contact your broker or other nominee to determine how to vote.

   Any proxy that is not marked as to a particular item will be voted (i) FOR the election of the director nominees, (ii) FOR ratification of the appointment of the designated independent auditors and (iii) as the proxy holders deem advisable on other matters that may properly come before the Annual Meeting or any postponement or adjournment thereof with respect to the item not marked.

How to Revoke or Change Your Vote

   If you own your shares directly (a "record holder"), you may revoke any proxy you give pursuant to this solicitation before it is voted, by delivering a written notice of revocation or a signed proxy bearing a later date to the Company (Attention: Craig S. Scott, Inspector of Elections) or by attending the meeting and voting by ballot. If you hold your shares in street name, you may revoke your proxy by following instructions provided by your broker, bank or nominee.

                                PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

   The Company's Bylaws provide that the number of directors must be at least five and not more than nine. The Board of Directors currently consists of six persons, including three Class I directors and three Class II directors. On September 10, 2001, the Board appointed Marc E. Maassen to serve as a Class II director and on October 11, 2001, named him to serve as President and Chief Executive Officer (replacing Cyrus D. Irani who remains on the Board of Directors). On November 29, 2001, the Board appointed Hai-Perng ("Alex") Kuo, Ph.D. to serve as a Class II director.

   Ralph K. Ungermann, a current Class II director, has indicated his intention not to stand for reelection to the Board and will resign effective immediately after the Annual Meeting. During 2002, the Board expects to recruit and appoint one or two additional members to fill vacancies on the Board.

   Each director is elected for a two year term, with Class I directors elected in odd-numbered years (for example, 2003) and Class II directors elected in even-numbered years (for example, 2002). At the Annual Meeting, two Class II directors will be elected.

   The Vertel Board of Directors held five meetings during fiscal 2001. Each incumbent director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of the committees of the Board on which he served.

Class II Nominees for Election as Directors

   The Board of Directors has nominated Mr. Maassen and Dr. Kuo for election as Class II directors to serve until the next Annual Meeting of Shareholders at which Class II directors are elected and until their successors are duly elected and qualified.

   Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's nominees named below. Each of the nominees has consented to serve if elected. In the event that any nominee of the Company is unable to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible.

   The names of the Company's Class II nominees, and certain information about them as of March 26, 2002, are set forth below:

           Name of Director         Age   Principal Occupation    Director Since
           ----------------         ---   --------------------    --------------
   Marc E. Maassen.................  50 President and Chief       September 2001
                                         Executive Officer,
                                         Vertel Corporation

   Hai-Perng ("Alex") Kuo, Ph.D. ..  48 Chief Marketing Officer    November 2001
                                         and Vice President,
                                         Business Development,
                                         Vertel Corporation

   Mr. Maassen, a member of the Board of Directors since September 2001, was appointed President and Chief Executive Officer of Vertel in October 2001. From December 2000 to June 2001 he served as President of Comtec International, Inc., a company based in Englewood, Colorado, engaged in the acquisition of broadband and cable television systems. From November 1999 through September 2000 he served as Senior Vice President and Chief Operating Officer of Netbeam, Inc., a company based in Breckenridge, Colorado, providing wireless Internet access services. From February 1999 to May 1999 he served as executive consultant to Xertex Technologies, Inc., based in Broomfield, Colorado, a manufacturer of wireless antenna systems; he also served on their Board of Directors from April 1999 through September 2000. From November 1996 to January 1999 he served as Executive Vice President--Strategic Planning of ICG Communications, Inc., an integrated communications provider based in Englewood, Colorado. From November 1996 he also served as President and was a member of the Board of Directors of Zycom Corporation, a subsidiary of ICG Communications, Inc. based in Englewood, Colorado, providing interactive voice platforms and services. From May 1995 to November 1996 he served as President and was a member of the Board of Directors of ICG Network Services, Inc., a subsidiary of ICG Communications, Inc. based in Englewood, Colorado, providing network infrastructure services. From November 1996 to January 1999 he served on the board of Maritime Communications Network, Inc., a subsidiary of ICG Communications, Inc. based in Miami, Florida, providing satellite communications services to the maritime industry. Mr. Maassen is presently a member of the board of Comtec International Inc., a company based in Englewood, Colorado and he sits on the executive advisory board of Starsys Research Inc., a company based in Boulder, Colorado, providing complex mechanical systems to the aerospace industry. Mr. Maassen has over 25 years of experience within the telecommunications industry in senior management and director positions and holds a B.S. degree in Business Administration from Colorado State University.

   Dr. Kuo, a member of the Board of Directors since November 2001, has served as Chief Marketing Officer & Vice President Business Development since September 2001. He joined Vertel as Chief Marketing Officer on May 31, 2001, concurrent with Vertel's acquisition of the assets of Trigon Technology Group, Inc. Dr. Kuo was a co-founder of Trigon, serving as that company's Chairman and Chief Executive Officer from 1997 through June 2001. Prior to co-founding Trigon, Dr. Kuo was Chief Operating Officer and Executive Vice President of DSET Corporation, a developer of telecommunications management tools from 1992 through early 1997. Dr. Kuo received an M.S. degree from Utah State University and a Ph.D. degree in mechanical engineering from Ohio State University.

Class I Directors Continuing in Office

   Name of Director  Age         Principal Occupation           Director Since
   ----------------  ---         --------------------           --------------
   Robert T. Flood..  53 Chief Executive Officer, PingTone
                         Communications Inc.                         2000

   Cyrus D. Irani...  43 Telecommunications Industry
                         Consultant                                  2000

   Jack P. Reily....  51 Retired Telecommunications Executive        1999

   Mr. Flood, a member of the Board of Directors since November 2000, has served as Chief Executive Officer of PingTone Communications Inc., a Virginia based Internet Protocol telephony provider since November 2001. From September 2000 to October 2001, he was a private consultant in the communications field. From April 1999 to August 2000, he served as Chief Technology Officer of Cable & Wireless Global Inc., a global Internet protocol communications carrier network and web hosting firm based in London, England. From 1993 to 1999 he was Senior Vice President Engineering and Chief Technology Officer for ICG Communications, Inc., an integrated communications provider based in Colorado, and was responsible for directing technical research and development, product development support, engineering, purchasing and network construction. He received a B.A. in Economics from the University of Nebraska in 1973 and an M.A in Economics from the University of Nevada Las Vegas in 1993.

   Mr. Irani, a member of the Board of Directors since July 2000, is a telecommunications industry consultant. From October 2001 through March 2002 he was a strategic advisor to Vertel, from July 2000 to October 2001 he served as President and Chief Executive Officer, from May 2000 to July 2000 he served as President and Chief Operating Officer, and from December 1999 to May 2000 he served as Vice President, Research and Development and Professional Services Unit for Vertel. Prior to that he served as Vice President, Professional Services Unit from January 1999 to November 1999 and as Vice President, Marketing from February 1996 to January 1999. From November 1994 to January 1996, Mr. Irani served as Vice President of Marketing and Sales for Alchemy Group, a network management software company based in El Segundo, California. He was Product Line Manager for AT&T Global Information Systems, a telecommunications service provider based in El Segundo, California, from March 1993 to August 1994. He is a director of Airtel ATN PLC, a supplier of data communications solutions based in Dublin, Ireland. He received a B.A. in Chemistry from Occidental College in 1981 and a graduate degree in Computer Science from California State University at Dominguez Hills in 1982.

   Mr. Reily has been a member of the Board since July 1999. From December 2000 to March 2002 he was Executive Vice President of Corporate Development of Efficient Networks, Inc., a Dallas, Texas-based provider of broadband Internet access products that employ digital subscriber line ("DSL") technology. He retired from this position in March 2002. From 1998 to December 2000 he served as President of Reily Communications Consulting, Inc., a merger and acquisitions advisory service and strategic business planning firm based in Austin, Texas. He served as Executive Director of the Hardware Practice Group of Broadview International, an investment banking firm located in Silicon Valley, California, from 1997 to 1998. From 1982 to 1997 he held senior management positions with ADC Telecommunication, Inc. a fiber optics, network equipment and integration services company based in Minneapolis, Minnesota. He received a B.S.E.E. in 1972 and an M.S.E.E. in 1976 from the University of Texas at Austin.

Recommendation of Board of Directors

   THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE TWO NOMINEES FOR DIRECTOR.

Compensation of Directors

   Board compensation includes cash and stock components. Non-employee directors are paid a retainer of $1,750 per quarter and a fee of $1,000 for each meeting of the Board of Directors attended. If a committee meeting is held on the same day as a Board meeting, no additional meeting fee is paid. If a director attends a committee meeting on a day without a Board meeting, he is paid $1,000 for that meeting. Directors are reimbursed for costs of attending Board and committee meetings.

   Non-employee members of the Board receive options to purchase shares of the Company's Common Stock pursuant to its 1996 Directors' Stock Option Plan (the "1996 Directors' Plan"). The exercise price of an option must be not less than fair market value on the date of grant. Each non-employee director automatically receives an option to purchase 40,000 shares of Common Stock (the "Initial Options") on the date first elected or appointed. On January 1 of each year, each non-employee director who has served for at least six months is automatically granted an option to purchase 10,000 shares of Common Stock (the "Annual Options"). Options granted under the 1996 Directors' Plan have a term of ten years. The Initial Options become exercisable in increments of 25% of the total shares on each of the first, second, third and fourth anniversaries of the date of grant. The Annual Options become exercisable in full on the fourth anniversary of the date of grant. In addition, both the Initial and Annual Options become exercisable in full upon dissolution or liquidation of the Company, sale of all or substantially all of the Company's assets, a merger or consolidation in which the Company is not the surviving corporation, or other capital reorganization in which more than 50% of the shares of the Company entitled to vote are exchanged.

   A director who is an employee of the Company does not receive compensation for service as a director.

   In 1999, the Board of Directors granted each non-employee director, including Messrs. Reily and Ungermann, two special options (the "Consulting Options"). One option to purchase up to 50,000 shares of Common Stock vests at a rate of 2,500 shares per day of consulting services rendered by the director, up to 20 days. A second option to purchase up to 50,000 shares vests when the director assists the Company in consummating one or two mergers or acquisitions, with 25,000 shares vesting upon the closing of each of up to two transactions in which the Company acquires all or substantially all of the assets or capital stock of, or merges with, another company that is projected to add at least $5,000,000 in annual revenue on a consolidated basis. In the event that either option holder ceases to perform services as a director of Vertel, his Consulting Options stop, at which time all unvested options are cancelled and he has 60 days within which to exercise any vested options before these remaining options are also cancelled. Each of the Consulting Options expires on the five-year anniversary of its grant date.

   In 2001, neither Mr. Reily nor Mr. Ungermann provided consulting services to the Company and no Consulting Option shares vested in 2001. In 1999 and 2000, Mr. Reily and Mr. Ungermann each provided consulting services to Vertel and options vested with respect to 40,000 and 7,500 shares, respectively, under their Consulting Options. At the date of this Proxy Statement, Mr. Reily had 10,000 unvested Consulting Options and Mr. Ungermann had 42,500 unvested Consulting Options.

Committees of the Board

   To assist in carrying out its duties, the Board of Directors has designated authority to three standing committees, the Audit Committee, Compensation Committee and Nominating Committee. At the date of this Proxy Statement, Messrs. Flood, Reily and Ungermann serve on the Audit Committee, Messrs. Reily and Ungermann serve on the Compensation Committee and Messrs. Irani and Reily serve on the Nominating Committee. Mr. Oringer was a member of the Audit Committee until his resignation from the Board of Directors and the Audit Committee on May 17, 2001. The Board of Directors appointed Mr. Flood to the Audit Committee on November 29, 2001.

   Audit Committee. The Audit Committee assists the Board in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including oversight of the financial reports and other financial information provided by the Company to governmental and regulatory bodies and the public. The Audit Committee also oversees the Company's systems of internal accounting and financial controls, and the annual audit.

   The duties and responsibilities of the Committee are more fully described in the Audit Committee Charter, which is the Appendix to this Proxy Statement. Additional information regarding the Audit Committee and the Company's independent auditors is disclosed under the caption "Audit Committee Report" and in Proposal No. 2, "Ratification of Appointment of Independent Auditors," below. The Audit Committee held three meetings with management and the independent auditors during fiscal 2001. Two meetings were held to review financial results prior to the year 2000 fiscal year end earnings release, to discuss the fiscal 2000 audit and to review the 2000 Annual Report on Form 10-K prior to filing with the Securities and Exchange Commission ("SEC"). A third meeting was held to review the independence of the outside auditors and confirm their appointment for 2001. In addition, the Chairman of the Audit Committee, or his duly authorized and appointed designee, reviewed quarterly financial results prior to public release, and the full Board reviewed quarterly financial information at their regularly scheduled meetings. The Committee held one meeting with management and the independent auditors after the end of fiscal 2001 to review the 2001 audit and to review the Annual Report on Form 10-K prior to filing with the SEC.

   The Company believes that each of Messrs. Flood, Reily and Ungermann meets Nasdaq's requirement that members of the Audit Committee be "independent" from the Company. In order for a member of the Audit Committee to be "independent" under Nasdaq's standards, that director may not have accepted compensation from the Company or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for board services, benefits under a tax-qualified retirement plan, or non-discretionary compensation. In fiscal 2000, Messrs. Reily and Ungermann each exercised options to purchase shares of the Company's Common Stock, which had vested in connection with consulting services provided. Management believes that the difference in value between the exercise price of the options and the fair market value of the shares received upon exercise did not constitute compensation from the Company under Nasdaq's rules.

   It is possible that Nasdaq could take the view that the gains realized from the exercise of the options are compensation from the Company. In that case, the Company's Audit Committee members would not have been "independent" in 2001 under Nasdaq's standard. As a result, it is possible that either Nasdaq or the SEC could seek remedies against the Company.

   Compensation Committee. The Compensation Committee makes recommendations to the Board of Directors regarding the Company's executive compensation policies and assists in administering stock option plans. The Compensation Committee held one meeting during fiscal 2001.

   Nominating Committee. The Nominating Committee has the authority to consider and recommend the appointment of individuals as directors of the Company, including considering nominees recommended by shareholders who comply with procedures set forth in the Company's Bylaws, described on page 22. The committee did not meet formally during fiscal 2001. Instead, all members of the Board had discussions with nominees to the Board.

   The Audit Committee Report that follows, the Compensation Committee Report on page 12 and the Performance Graph on page 15 shall not be deemed to be "soliciting material" or to be filed with the Securities and Exchange Commission or subject to Regulation 14A or 14C under the Securities Exchange Act of 1934, or to the liabilities of Section 18 of that Act. Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, neither of the reports nor the Performance Graph shall be incorporated by reference into any such filings.

Audit Committee Report

   This report is furnished by the Audit Committee of the Vertel Board of Directors with respect to Vertel's financial statements for fiscal 2001.

   The Audit Committee's purpose is to assist the Board of Directors in its oversight of management's conduct of Vertel's financial reporting process, including oversight of Vertel's systems of internal accounting and financial controls and the annual audit process.

   The Committee operates pursuant to a written charter adopted by the Board of Directors on May 18, 2000 and amended by the Board of Directors on March 23, 2001. A copy of the current charter is the Appendix to this Proxy Statement.

   Vertel management is responsible for the preparation and presentation of complete and accurate financial statements. The independent auditors, Deloitte & Touche LLP, are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and for issuing a report on their audit.

   In performing its oversight role, the Audit Committee has reviewed the Company's audited financial statements for fiscal 2001 and has discussed them with the Company's management. Management represented to the Audit Committee that the Company's financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee has also discussed with Deloitte & Touche LLP, the Company's independent auditors for fiscal 2001, the matters required to be discussed by Statement on Auditing Standards 61, Communication with Audit Committees (Codification of Statements on Auditing Standards, AU 380) ("SAS 61"), as in effect for the Company's fiscal 2001. The Audit Committee has received a letter from Deloitte & Touche LLP regarding the SAS 61 communications combined with the communications required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as in effect for the Company's fiscal 2001. The Committee has also considered whether the provision of non-audit services by the independent auditors is compatible with maintaining the auditors' independence and has discussed with Deloitte & Touche LLP the auditors' independence.

   Based on the review and discussions referred to in the foregoing paragraph, and subject to the limitations on the role and responsibilities of the Committee in the Charter, the Audit Committee recommended to the Board of Directors of the Company that the Company's audited financial statements for fiscal 2001 be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.

                                         AUDIT COMMITTEE

                                         Ralph K. Ungermann, Chairman
                                         Robert T. Flood
                                         Jack P. Reily

                                PROPOSAL NO. 2
                          RATIFICATION OF APPOINTMENT
                            OF INDEPENDENT AUDITORS

   The Board of Directors has selected Deloitte & Touche LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 2002. The Audit Committee has also recommended the engagement of Deloitte & Touche LLP.

   The Board of Directors recommends that shareholders vote for ratification of the appointment of Deloitte & Touche LLP, although Vertel's Bylaws do not require that shareholders ratify the selection of our independent auditors. We are doing so because we believe it is good corporate practice. If shareholders do not ratify the appointment, the Board of Directors and the Audit Committee will reconsider whether to retain Deloitte & Touche LLP, and may retain them. Even if the selection is ratified, the Board of Directors and Audit Committee may in their discretion change the appointment at any time during the year, if they determine that such a change would be in the best interests of Vertel and its shareholders.

   Deloitte & Touche LLP has audited the financial statements of the Company since 1987.

   A representative of Deloitte & Touche LLP is expected to be present at the meeting and will have the opportunity to make a statement and to respond to appropriate questions.

   Audit Fees. The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of the Company's annual financial statements for fiscal 2001 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for fiscal 2001 were $129,000.

   Financial Information Systems Design and Implementation Fees. Vertel did not require the services of Deloitte & Touche LLP for financial information systems design or implementation services during fiscal 2001.

   All Other Fees. The aggregate fees billed for services rendered by Deloitte & Touche LLP, other than services described above under "Audit Fees", for fiscal 2001 were $255,000. These fees related primarily to merger and acquisition services ($101,000), income tax compliance and planning ($78,000) and for services rendered in connection with reviewing the financial statements incorporated into a registration statement, filed with the SEC ($71,000).

   The Audit Committee has considered whether the provision of the non-audit services is compatible with maintaining Deloitte & Touche LLP's independence as the Company's principal accountant and determined that the provision of such non-audit services was compatible with maintaining such independence.

   No persons other than Deloitte & Touche LLP's full-time, permanent employees spent time on the Deloitte & Touche LLP engagement to audit the Company's financial statements for fiscal 2001.

Recommendation of the Board of Directors

   THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE COMPANY.

                            COMMON STOCK OWNERSHIP

   The following table shows how much Vertel Common Stock the Named Executive Officers (as defined in the Summary Compensation Table) owned beneficially as of March 26, 2002. The table also shows beneficial ownership by all directors and executive officers as a group and by persons known by the Company to own beneficially more than 5% of the Vertel Common Stock.

                                                         Amount and
                                                          Nature of    Percent
                                                         Beneficial      of
Name of Beneficial Owner(1)                            Ownership(2)(3)  Class
---------------------------                            --------------- -------
Dr. Mervin Sakowitz and Dr. Nera Sakowitz(5)
 and two minor children...............................    3,036,231      9.0%
 c/o Long Island Pulmonary Associates,
 1 Fulton Avenue,
 Hempstead, New York 11550
Marc E. Maassen.......................................          --
Robert T. Flood.......................................       10,000       *
Jack P. Reily.........................................       22,500       *
Ralph K. Ungermann....................................       12,350       *
Tonia G. Graham(4)....................................      104,500       *
Cyrus D. Irani........................................      158,299       *
Stephen J. McDaniel...................................      159,920       *
Craig S. Scott........................................       80,519       *
Hai-Perng ("Alex") Kuo(6).............................      519,526      1.5%
All directors and executive officers as a group (9
 persons).............................................    1,067,614      3.2%

--------
 *  Less than 1%.

(1) Shares are deemed to be "beneficially owned" by a person if the person, directly or indirectly, has or shares (i) the power to vote or to direct the voting of such shares or (ii) the power to dispose or direct the disposition of such shares. In addition, beneficial ownership includes shares which the person has the right to acquire within 60 days.

(2) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock.

(3) Includes options to purchase the Company's Common Stock exercisable within 60 days after March 26, 2002, as follows: Mr. Flood (10,000); Mr Irani (148,299), Mr. Reily (12,500); Mr. Ungermann (12,350); Ms. Graham
    (87,500); Mr. McDaniel (159,920) and Mr. Scott (80,519).

(4) Includes 9,000 shares held by spouse.

(5) According to a Schedule 13D dated March 27, 2001 and supplied to the Company, the Doctors Sakowitz and two minor children (the "Group") acquired 2,526,457 shares of Vertel Common Stock for the purpose of investment. The Group reported in that Schedule 13D that it was evaluating its perception of the investment potential of the Common Stock and might purchase additional shares or sell all or a portion of the Common Stock, but had no plans as of March 27, 2001 that would result in the acquisition or disposition of securities of the Company or in any significant corporate transaction. As of March 19, 2001, the Group reported that Dr. Mervin Sakowitz had shared power to vote and dispose of 1,969,094 shares (1,454,575 of which were held jointly with his spouse, Dr. Nera Sakowitz; 259,958 were held in the name of Sara Sakowitz, for which he shared beneficial ownership with his spouse; and 254,561 shares were held in the name of Julia Sakowitz, for which he shared beneficial ownership with his spouse.) Dr. Nera Sakowitz had sole power to vote and dispose of 165,205 shares, as well as shared power to vote and dispose of an aggregate of 1,969,094 shares (with her spouse and daughters, as previously described).

    Dr. Mervin Sakowitz recently informed the Company in a Directors', Executive Officers' and Greater than Five Percent (5%) Shareholders' Year-End Questionnaire dated April 11, 2002, that as of March 26, 2002, Dr. Mervin Sakowitz has sole power to vote and dispose of 969,006 shares, as well as shared power to vote and dispose of 1,871,519 shares (1,232,000 of which are held jointly with his spouse, Dr. Nera Sakowitz; 322,458 are held in the name of Sara Sakowitz, for which he shares beneficial ownership with his spouse; and 317,061 shares are held in the name of Julia Sakowitz, for which he shares beneficial ownership with his spouse.) Dr. Nera Sakowitz has sole power to vote and dispose of 195,706 shares, as well as shared power to vote and dispose of an aggregate of 1,871,519 shares (with her spouse and daughters, as previously described). The Group has not, however, supplied the Company with, or filed, a Schedule 13D or 13G to disclose these stock ownership changes.

(6) Of the shares disclosed, 77,929 shares are held in escrow in the name of Trigon Technology Group, Inc. ("Trigon"), together with 597,071 additional shares, pursuant to a Depository Agreement in connection with Vertel's acquisition of Trigon. Under the Depository Agreement, Dr. Kuo shares voting control of these 675,000 escrow shares with two other former directors of Trigon, who comprise an executive committee. These escrow shares will be distributed to shareholders of Trigon within 30 days of May 30, 2002, less any shares which may be released to Vertel under the terms of the Depository Agreement covering any unresolved claims and expenses relating to the Trigon acquisition. Dr. Kuo's proportional share of the escrowed shares is presently 77,929. Dr. Kuo disclaims beneficial ownership of all shares of Common Stock held in escrow, except for the 77,929 shares to which he is entitled.

Change in Control Transactions

   On January 3, 2002, pursuant to a Note and Warrant Purchase Agreement between the Company and SDS Merchant Fund, L.P. ("SDS"), dated August 31, 2001, SDS purchased a $3,500,000 aggregate principal amount 6% per annum convertible promissory note (the "Convertible Note") from the Company and was issued a Warrant exercisable for 800,000 shares of the Company's Common Stock at an initial exercise price of $0.9988 per share. The conversion price of the Convertible Note fluctuates and is determined by multiplying the average per share market value of the Company's Common Stock for the five trading days having the lowest per share market value during the fifteen trading days immediately prior to the conversion date by a certain discount percentage, which is initially 7% (the "Discounted Per Share Market Value"). Furthermore, pursuant to the Note and Warrant Purchase Agreement, the Company is required to pay substantial penalties to the noteholder under certain specified circumstances.

   Under the terms of the Note, the number of shares to be issued upon conversion of the Note increases as the Discounted Per Share Market Value of Vertel's Common Stock decreases. As a result, if there is a significant reduction in the Discounted Per Share Market Value of Vertel Common Stock and SDS were to convert the Note and exercise the Warrant, it is possible that the aggregate number of shares to be issued upon such conversion of the Note and exercise of the Warrant could result in a change in control.

                        EXECUTIVE OFFICER COMPENSATION

Executive Officers

   Following is information on Vertel's executive officers as of the date of this Proxy Statement. Each of these officers has been designated a Section 16 reporting officer for purposes of the Securities Exchange Act of 1934.

   Marc E. Maassen, President and Chief Executive Officer. For information on Mr. Maassen, see Proposal 1--Election of Directors above.

   David J. Baumgarten, 47, became Vice President, Professional Services and Operations in January 2002. From October through December of 2001, Mr. Baumgarten was an independent consultant and served on Vertel's advisory board. From February 2000 through September 2001 he managed the professional services, engineering and operations functions and was also responsible for strategic and operational planning at Global Commerce Systems, Inc., a business to business financial software company based in Broomfield, Colorado. From November 1996 to February 2000, he held several senior management positions at ICG Communications, Inc., in Englewood, Colorado, including Chief Information Officer-ICG Holdings Company (November 1996 to October 1997), Vice President, Business Systems-ICG Telecom Group (November 1997 to February
1999), Vice President, OSS & Billing Development-ICG Telecom Group (February 1999 to August 1999), and Vice President, Network Business Systems-ICG Telecom group (September 1999 to February 2000), focusing specifically on the development and deployment of ICG's operational support systems. He has been an advisory board member of the Colorado Technology Incubator since November 2001. He holds a B.S. degree in business administration and a M.B.A. degree with a concentration in finance from the University of Colorado.

   Tonia G. Graham, 54, is Vice President and General Manager of e*ORB, a position she has held since December 2000. From December 2000 to October 2001, she was also Vice President Professional Services Unit Americas. She joined Vertel in July 2000 as Vice President of Professional Services Unit and Research and Development. From 1978 to the time she joined Vertel, she was with Hewlett-Packard Company, where she held various positions, most recently Research and Development Manager of the Communications Management Division (1995 to March 1999) and Quality Manager (April 1999 to June 2000). Ms. Graham holds a B.S.E.E. in Electronics from California State University, Pomona, and a M.S.C.S. in Computer Science from California State University, Chico.

   Hai-Perng ("Alex") Kuo, Ph.D., Chief Marketing Officer and Vice President, Business Development. For information on Dr. Kuo, see Proposal 1--Election of Directors above.

   Craig S. Scott, 55, has served as Vice President Finance & Administration, Chief Financial Officer and Secretary of Vertel since December 2000. From August 1998 to November 2000 he was Controller of Vertel. Prior to joining Vertel, Mr. Scott served for six years as a private financial and management consultant including serving in several senior level financial management positions, including from September 1996 to December 1997 as Chief Financial Officer for Bowne Global Solutions, a software localization company based in Los Angeles, California. Mr. Scott holds a Bachelor of Commerce and Administration degree in Accounting from Victoria University, New Zealand and is a Chartered Accountant in Canada.

   E. Carey Walters, 53, joined Vertel as Senior Vice President of Sales and Strategic Alliances in January 2002. From July 2001 to January 2002 he was a strategic business consultant for various companies, including Vertel. From June 2000 to July 2001, he was consultant and served as Vice President Corporate Development to Jacobs Rimmel Ltd, a software company in the OSS (operations support services) arena located in London, England. From December 1999 to June 2000 he was a consultant and served as Vice President Marketing and Operations for i360 Inc., a custom portal and services company based in Tucson, Arizona. From February 1998 to July 1999 he was a consultant, Director and interim Chief Executive Officer for ChatCom, Inc., a manufacturer of network servers based in Chatsworth, California. From June 1996 to July 1997 he held senior international and domestic sales and marketing positions with Objective Systems Integrators ("OSI" now owned by Agilent), an OSS software company located in Folsom, California. Mr. Walters holds a B.S. degree in industrial management and marketing from Louisiana State University.

                     REPORT OF THE COMPENSATION COMMITTEE

Executive Compensation Principles

   This report summarizes the principal components of the Company's executive officer compensation programs and describes the basis on which fiscal 2001 compensation determinations were made by the Compensation Committee with respect to the executive officers of the Company named in the compensation tables, including the two individuals who served as President and Chief Executive Officer during the year (the "Named Executive Officers").

   The Compensation Committee of the Board of Directors is currently composed of two non-employee directors. As members of the Compensation Committee, it is our responsibility to set and administer policies that govern compensation and stock ownership programs, and to set compensation levels of the chief executive and other executive officers. Under Vertel's stock option plans, however, options may be granted by the Board of Directors, and in fiscal 2001, all grants were made by the full Board.

   The following objectives have been adopted by the Compensation Committee as guidelines for compensation decisions: (i) to provide a competitive compensation package that enables the Company to attract and retain key executives, (ii) to integrate all pay programs with the Company's annual and long-term business strategy and objectives and focus executive actions on the fulfillment of those objectives and (iii) to provide variable compensation opportunities that are directly linked with the performance of the Company and that align executive compensation with the interests of shareholders.

   The Company's executive compensation program consists of base salary, annual incentive compensation and long-term equity incentives in the form of stock options under the Company's stock option plans. Executives are also eligible for benefits generally available to all employees of the Company, including medical plans and a 401(k) savings plan.

Base Salary

   Base salary levels for Vertel executive officers are set competitively relative to companies with comparable sales, size, geographic scope and complexity, based on independent salary surveys. In determining salaries, the Compensation Committee also considers individual experience, performance and specific issues particular to the Company. Base salaries for 2001 were set at the mid-range of the survey levels for Vertel's executive officer positions.

Incentive Compensation

   Annual compensation is provided to executive officers through a bonus program that rewards achievement of pre-established corporate and business unit financial performance goals. At the beginning of each fiscal year, the Board of Directors sets threshold and target goals for corporate financial performance, which are generally measured on a quarterly basis. The corporate performance goals for fiscal 2001 were based on corporate and business unit total revenue and pre-tax income.

   At the beginning of fiscal 2001, the Committee set target amounts of incentive compensation to be paid if the performance goals were achieved at target levels. The dollar amount that may be paid is based upon a percentage of base salary. For 2001, the percentages ranged from 15% for Mr. McDaniel, to 50% for the Chief Executive Officer, except for Dr. Kuo who was compensated only on a commission basis and did not participate in the above incentive compensation based on salary. Determination of the level of goal achievement is based 50% upon achievement of the corporate revenue goal and 50% upon achievement of the corporate pre-tax income goal for Mr. Irani and Mr. Scott. Mr. McDaniel's level of goal achievement was based on the corporate pre-tax income goal. Ms. Graham's level of goal achievement is based 25% upon achievement of the corporate revenue goal, 25% upon achievement of the corporate pre-tax income goal, 25% upon achievement of the e*ORB business unit revenue goal and 25% upon achievement of the e*ORB business unit pre-tax income goal. If target performance goals are exceeded, bonus payments may increase up to 130%; however, if goals are not achieved at a level of at least 90%, no bonus is paid. Performance is reviewed quarterly and bonuses, if earned, are paid on a quarterly basis. In addition, Mr. McDaniel also was eligible for sales commissions based on corporate revenues. The Board may modify performance goals throughout the year if business or corporate conditions merit changes.

   For fiscal 2001, the Company under-performed against its revenue and pre-tax income goals. No bonuses were paid to the Named Executive Officers, under the financial performance goals set out above. Mr. Scott received a bonus ($5,000) outside financial performance goals in connection with the acquisition of Trigon and Mr. McDaniel received sales commissions ($38,603).

   Long-term incentive compensation consists of grants of stock options under the Company's stock option plans. In fiscal 2001, all grants were made by the full Board of Directors. Both the Board and the Committee strongly believe that by providing executives who have substantial responsibility for the execution of the Company's strategic plans, day-to-day management and growth with an opportunity to increase their ownership of the Company's stock, the interests of executives will be more closely aligned with those of shareholders. Therefore, executives are eligible to receive stock options from time to time. The number of stock options granted to executive officers is based on both individual performance and competitive practices.

Chief Executive Officer Compensation

   The base salary paid to Mr. Maassen during the part of 2001 in which he served as Chief Executive Officer was based on an annual base salary of $200,000. His total compensation shown in the Summary Compensation Table reflects compensation paid since his hire date of October 11, 2001. The base salary paid to Mr. Irani during the part of 2001 in which he served as Chief Executive Officer was based on an annual base salary of $240,000. His total compensation shown in the Summary Compensation Table reflects compensation paid during the entire year because, after Mr. Irani resigned as Chief Executive Officer and President of Vertel, he remained an employee of the Company through March 31, 2002. Neither Mr. Maassen nor Mr. Irani was paid a bonus with respect to 2001.

   In determining the compensation package of the Chief Executive Officer, the Compensation Committee considered the factors described above for all executive officers. If corporate performance goals had been achieved at 100% of the targets, Mr. Maassen would have received a bonus, on an annualized basis, of $100,000. If corporate performance goals had been achieved at 100% of the targets, Mr. Irani would have received a bonus, on an annualized basis, of $120,000. Chief Executive Officer compensation for 2001 was in the mid-range compared to companies in the competitive compensation survey. The Compensation Committee believes that Mr. Maassen's and Mr. Irani's 2001 compensation packages included the necessary base compensation levels required to attract and retain a qualified Chief Executive Officer.

Compliance with Internal Revenue Code Section 162(m)

   Section 162(m) of the Code generally disallows a tax deduction to publicly held companies for compensation exceeding $1,000,000 paid to certain of the corporation's executive officers unless the compensation qualifies as "performance-based". To be performance-based, the compensation may be payable only upon attainment of pre-established, objective performance goals under a plan approved by shareholders.

   The compensation paid to the Company's executive officers for 2001 did not exceed the $1,000,000 limit for any officer, nor is it expected that compensation to be paid to the Company's executive officers for fiscal 2002 will exceed that limit. The Company's stock option plans are structured so that any compensation income realized by an executive officer as a result of the exercise of an option or the sale of option shares would qualify as performance-based compensation. Because it is unlikely that cash compensation payable to any of the Company's executive officers in the foreseeable future will exceed the $1,000,000 limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will continue to monitor compensation levels under the Company's cash compensation programs, but intends to retain the flexibility necessary to provide total cash compensation in line with competitive practice, the Company's compensation philosophy and shareholders' best interests.

                                          COMPENSATION COMMITTEE

                                          Ralph K. Ungermann, Chairman
                                          Jack P. Reily

                            COMPENSATION COMMITTEE
                     INTERLOCKS AND INSIDER PARTICIPATION

   No employee director serves on the Compensation Committee. Messrs. Oringer, Reily and Ungermann served on the Compensation Committee during 2001. There were no compensation committee interlocks. Mr. Oringer resigned from his position on the committee effective May 17, 2001. Mr. Reily was appointed to the committee on May 17, 2001.

                               PERFORMANCE GRAPH

   The following graph compares, for the period from January 1, 1996 through December 31, 2001, the cumulative total shareholder return for the Company, the Standard & Poor's 500 Stock Index (the "S&P 500") and the Nasdaq Telecommunications Index (the "Telecom Index").

   Measurement points are the last trading days of the Company's fiscal years ended December 28, 1996, December 27, 1997, December 31, 1998, December 31, 1999, December 29, 2000 and December 31, 2001. The graph assumes that $100 was invested on December 28, 1996 in the Common Stock of Vertel Corporation, the S&P 500 and the Telecom Index, and further assumes reinvestment of dividends. The investment returns of each issuer within the Telecom Index have been weighted according to the respective issuer's stock market capitalization at the beginning of each of the periods presented. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

                      COMPARISON OF FIVE-YEAR CUMULATIVE
                    TOTAL RETURN AMONG VERTEL CORPORATION,
                       S&P 500 AND NASDAQ TELECOM INDEX

                       [PERFORMANCE GRAPH APPEARS HERE]

Measurement Period           Vertel                      Telecom
(Fiscal Year Covered)        Corporation    S&P 500      Index
-------------------          -----------    ---------    ----------
FYE   1996.........          $100.00        $100.00      $100.00
FYE   1997.........          $ 69.44        $133.36      $145.97
FYE   1998.........          $ 25.00        $171.47      $241.58
FYE   1999.........          $ 80.56        $207.56      $428.59
FYE   2000.........          $ 34.72        $188.66      $182.54
FYE   2001........           $  9.93        $166.24      $122.21

   The graph assumes $100 invested on December 28, 1996 in Common Stock of the Company and in each of the comparative indices.

                          SUMMARY COMPENSATION TABLE

   The following table shows compensation of each person who served as the Company's Chief Executive Officer during fiscal 2001 and the four other most highly compensated executive officers of the Company or its subsidiaries who served as executive officers during fiscal 2001 (the "Named Executive Officers") for the last three fiscal years. Mr. Maassen's and Dr. Kuo's compensation is for a partial year only.

                                                    Other Annual                All Other
Name and Principal             Salary   Bonus       Compensation    Options    Compensation
Position                 Year  ($)(1)   ($)(2)         ($)(3)       (#)(4)        ($)(3)
------------------       ---- -------- --------     ------------    -------    ------------
Marc E. Maassen......... 2001 $ 36,154      --       $   30,000(11) 690,000
 President and Chief
 Executive Officer(5)
Cyrus D. Irani.......... 2001 $240,000      --                      250,000
 President and Chief     2000 $210,265 $ 28,233      $3,055,355     600,000(9)
 Executive Officer(6)    1999 $159,200 $ 55,414(10)         --      200,000
Tonia G. Graham......... 2001 $170,000      --              --      150,000
 Vice President &
  General                2000 $ 77,154      --       $   16,810(11) 200,000
 Manager, e*ORB
Stephen J. McDaniel..... 2001 $180,000 $ 38,603(10)         --      100,000
 Vice President,         2000 $180,000 $106,710(10)  $  896,399(12)  25,000
 Sales--Americas(7)      1999 $138,202 $153,166(10)  $   35,055(13) 222,200
Craig S. Scott.......... 2001 $150,000 $  5,000             --      150,000
 Vice President, Finance
  &                      2000 $113,211 $ 12,115      $  272,321     100,000
 Administration, Chief
  Financial              1999 $ 97,954 $ 16,059             --       60,000
 Officer and Secretary
Hai-Perng ("Alex") Kuo,
 Ph.D. ................. 2001      --  $ 79,097             --      400,000
 Chief Marketing Officer
  and
 Vice President,
  Business
 Development(8)

--------
 (1) Includes amounts deferred under the Vertel Corporation 401(k) Savings
     Plan.

 (2) Includes annual bonuses based on corporate performance paid with respect to fiscal 2001, 2000 and 1999 and performance-based commissions. These bonuses are determined by the Board of Directors based on the recommendation of the Compensation Committee. See "Report of the Compensation Committee."

 (3) Amounts shown represent the dollar value of the difference between the fair market value and the option exercise price of stock options exercised. Fair market value is based on the closing price of the Common Stock on The Nasdaq Stock Market on the date of exercise or actual sale price. Unless otherwise indicated, no Named Executive Officer had executive perks exceeding the lesser of $50,000 or 10% of salary plus bonus.

 (4) Indicates the number of shares of Common Stock underlying options. Options granted in fiscal 2001 and 2000 were granted either under the 1998 Stock Option Plan or 2000 Stock Option Plan. Options granted in fiscal 1999 were granted under the 1998 Stock Option Plan. For information on the Company's stock option plans, see the Stock Option Table on page 19.

 (5) Mr. Maassen became President and Chief Executive Officer of the Company on October 11, 2001. Mr. Maassen's annualized salary in 2001 was $200,000.

 (6) Mr. Irani served as Chief Executive Officer and President until October 10, 2001, when he resigned as Chief Executive Officer and President, while continuing his position as a member on the Board of Directors. From October 11, 2001 through March 31, 2002 he provided strategic advice and other services as an employee of the Company. He was paid $20,000 per month plus benefits during his period as an employee.

 (7) Mr. McDaniel served as Vice President, Worldwide Sales until December 31, 2001 when he resigned as an officer of the Company.

 (8) Dr. Kuo joined the Company as Chief Marketing Officer on May 31, 2001.

 (9) These options were canceled on August 15, 2000 with Mr. Irani's consent, in order to assure a sufficient number of shares remain available under the stock option plans to meet anticipated needs for future grants to other employees.

(10) Amount for 2001 represents commissions on sales. Amount for 2000 represents $79,085 for commissions on sales and $27,625 for annual incentive bonus. Amount for 1999 represents commissions on sales.

(11) Amount is for relocation allowance.

(12) Amount includes $4,204 for relocation allowance.

(13) Includes auto allowance and Company contributions to medical insurance and pension arrangements to November 1999, when Mr. McDaniel was based in the United Kingdom and not participating in Company plans for U.S. employees. Mr. McDaniel relocated to the United States in November 1999, when he became an executive officer of the Company.

   Retention Agreements. In October 1998, the Compensation Committee approved a Retention Agreement for each officer of the Company, including the Chief Executive Officer and each of the other Named Executive Officers. Under the terms of the Retention Agreements, these officers have agreed to continue to be employed by the surviving corporation for at least six months following a merger or acquisition or similar change of control of the Company and the Company has agreed that if the officer's employment with such entity is involuntarily terminated within the first year following such a change of control, the officer will be entitled (i) to continue to receive the officer's regular salary for one year following such termination, (ii) to receive a bonus equal to one-half of the officer's average bonus during each of the preceding three years and (iii) to have the vesting with respect to any options or restricted stock accelerated so that the number of vested shares is equivalent to that number that would have vested had the officer continued to be employed by the surviving entity for two years following the change of control.

   Employment Agreements. Each of the Named Executive Officers is, or has been, a party to an Employment Agreement governing any termination of employment that occurs prior to any change of control as contemplated by the Company's Retention Agreement with the individual officer. Each Employment Agreement terminates upon a change of control and provides, among other things, that in the event of an involuntary termination within the first twelve months after becoming an officer, the officer will receive (i) a severance payment equal to twelve months' salary, which amount shall be paid in one lump sum payment within two weeks of the date of such involuntary termination; (ii) a pro-rated portion of any target quarterly bonus accrued through the date of such involuntary termination; and (iii) continuation of health insurance benefits for twelve months following such termination date, and if the termination of an officer occurs after the first twelve months, the severance payment and insurance benefits will be reduced from twelve to six months. Under an Employment Agreement, the officer agrees to certain non-competition and non-solicitation provisions during the term of employment and any severance period. Messrs. Maassen, Kuo, McDaniel, Scott and Ms. Graham are each a party to an Employment Agreement, however, Mr. McDaniel's Employment Agreement provides for a nine month period instead a twelve or six month period. Mr. Irani was a party to an Employment Agreement prior to his resignation as Chief Executive Officer and President of the Company. In connection with Mr. Irani's resignation on October 11, 2001, Mr. Irani and the Company agreed that he would continue to be employed by the Company through March 31, 2002 to provide strategic advisory services and to assist in the orderly transition of responsibilities to Mr. Maassen.

   The Employment Agreement between Dr. Kuo and Vertel, was entered into in connection with the acquisition of Trigon and provides for the payment of commissions to Dr. Kuo at a rate of 1% of revenues below $20,000,000 and 2% for revenues over $20,000,000 for the fiscal year 2001. The Board of Directors and the Compensation Committee have reviewed this commission structure for 2002, as required by the Employment

Agreement, and have revised the commission structure to 1.5% of revenues for the fiscal year 2002. Under this Employment Agreement, Dr. Kuo also agrees to certain non-competition and non-solicitation provisions during the term of his employment and has granted Vertel the right to repurchase a certain percentage of the shares of Common Stock actually received by Dr. Kuo in connection with the acquisition of Trigon Technology Group, Inc. in the event that Dr. Kuo is terminated for cause before May 30, 2004.

   Indemnification Agreements. The Company has indemnification agreements with each of its directors and officers, which may require the Company, among other things, to indemnify them against certain liabilities that may arise from their status or service as directors or officers, to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified and to obtain directors' and officers' liability insurance if available on reasonable terms.

                      STOCK OPTION GRANTS IN FISCAL 2001

   The following table provides information with respect to the stock option grants made during the year ended December 31, 2001 under the Company's 1998 Stock Option Plan and its 2000 Stock Option Plan to the Named Executive Officers. No grants were made to the Named Executive Officers under the Company's 2001 Nonqualified Stock Option Plan.

   The 1998 Stock Option Plan and the 2000 Stock Option Plan are substantially the same. The 1998 Plan and the 2000 Plan both provide for the grant of options to employees and consultants of the Company. Each of the plans was adopted in order to attract and retain the best available personnel, to provide an additional incentive and to promote the success of the Company's business. During fiscal 2001, the plans were administered by the Board of Directors, which grants options and fixes the term, exercise price and methods of exercise of each option. Options are generally granted at fair market value on the date of grant. Fair market value is the 4 p.m. Eastern Time closing price on The Nasdaq Stock Market of the Common Stock the trading day before the date of grant. The total number of shares authorized to be issued in connection with the 2001 Nonqualified Plan is 4,000,000, of which 1,576,154 have been subjected to options and are outstanding and 2,423,846 remain available for grants. The total number of shares authorized to be issued in connection with the 2000 Plan is 2,000,000, of which 1,100,000 have been subjected to options and are outstanding and 900,000 remain available for grants. The total number of shares authorized to be issued in connection with the 1998 Plan is 7,700,000, of which 4,174,552 have been subjected to options and are outstanding, 3,015,821 options have been exercised and 509,627 remain available for grants.

                                       Individual Grants
                         ----------------------------------------------
                                                                            Potential
                                                                        Realizable Value
                                                                        at Assumed Annual
                                                                         Rates of Stock
                                    % of Total                                Price
                                     Options                            Appreciation for
                         Securities Granted to                             Option Term
                         Underlying Employees   Exercise or                  ($)(2)
                          Options   in Fiscal   Base Price   Expiration -----------------
                          Granted    Year(1)   ($ per share)    Date     5% ($)  10% ($)
                         ---------- ---------- ------------- ---------- -------- --------
Marc E. Maassen.........   40,000       1.0%       $1.03     09/10/2011 $ 25,910 $ 65,662
                          650,000      15.7%       $0.67     10/11/2011 $273,884 $694,075
Cyrus D. Irani..........  250,000       6.0%       $0.86     08/16/2011 $135,212 $342,655
Tonia G. Graham.........  150,000       3.6%       $0.86     08/16/2011 $ 81,127 $205,593
Stephen J. McDaniel.....  100,000       2.4%       $0.86     08/16/2011 $ 54,085 $137,062
Craig S. Scott..........  150,000       3.6%       $0.86     08/16/2011 $ 81,127 $205,593
Hai-Perng ("Alex") Kuo,
 Ph.D...................  400,000       9.7%       $1.45     05/31/2011 $364,759 $924,371

--------
(1) Based on options to purchase an aggregate of 4,143,050 shares granted to employees (including employee directors) during the fiscal year ended December 31, 2001. This total excludes options granted to consultants and non-employee directors.

(2) The potential realizable value column represents value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation of the exercise price per share from the date of grant to the end of the option term. Actual gains, if any, on stock option exercises are dependent upon a number of factors, including the future performance of the Common Stock and the timing of the option exercises, as well as the option holder's continued employment through the term of the option. There can be no assurance that the amounts reflected in this table will be achieved.

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR AND
                      FISCAL YEAR-END OPTION VALUE TABLE

   The following table provides certain summary information for each of the Named Executive Officers for shares of Common Stock acquired upon exercise of stock options during fiscal 2001 and outstanding stock options as of December 31, 2001:

                                             Number of Securities
                                            Underlying Unexercised     Value of Unexercised
                          Shares            Options at Fiscal Year-   In-the-Money Options at
                         Acquired                     End               Fiscal Year-End(1)
                            on     Value   ------------------------- -------------------------
Name                     Exercise Realized Exercisable Unexercisable Exercisable Unexercisable
----                     -------- -------- ----------- ------------- ----------- -------------
Marc E. Maassen.........    --       --          --       690,000         --           --
Cyrus D. Irani..........    --       --      129,674      323,938         --           --
Tonia G. Graham.........    --       --       66,666      283,334         --           --
Stephen J. McDaniel.....    --       --      130,838      232,663         --           --
Craig S. Scott..........    --       --       61,250      254,480         --           --
Hai-Perng ("Alex") Kuo,
 Ph.D. .................    --       --          --       400,000         --           --

--------
(1) Determined based on the closing price of the Company's Common Stock as reported on the Nasdaq Stock Market on December 31, 2001 ($0.67 per share). At December 31, 2001, none of the unexercised stock options held by the Named Executive Officers were in-the-money.

                         COMPLIANCE WITH SECTION 16(a)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership with the Securities and Exchange Commission and with the National Association of Securities Dealers. Such officers, directors and shareholders are also required by SEC rules to furnish the Company with copies of all
Section 16(a) reports that they file. The rules require the Company to disclose the identity of persons who did not file reports on a timely basis.

   Based solely on its review of the copies of reports received by it, or written representations from certain reporting persons that no Form 5 reports were required for those persons, the Company believes that for the fiscal year ended December 31, 2001, all Section 16(a) filing requirements applicable to its officers, directors and 10% shareholders were met.

                                 OTHER MATTERS

Shareholder Proposals For 2003 Annual Meeting

   The 2003 Annual Meeting of Shareholders is expected to be held on or about May 15, 2003. If you wish to make a proposal to be included in the Company's Proxy Statement for the 2003 Annual Meeting you must assure that the proposal is received by the Secretary of the Company no later than the close of business on December 20, 2002, unless the date of the meeting is delayed by more than 30 days from this year's meeting, in which case you may find the deadline in one of Vertel's future quarterly reports on Form 10-Q.

   If you wish to nominate a candidate for election to the Board of Directors or propose other business at the 2003 Annual Meeting, you must give complete and timely written notice to the Secretary of the Company, in accordance with the Company's Bylaws. The deadline for the 2003 Annual Meeting is not less than 20 days nor more than 60 days prior to the meeting, provided that in the event that less than 30 days notice or prior public disclosure of the date of the meeting is given by the Company, notice by a shareholder will be timely if it is received not later than the close of business on the 10th day following the day on which the Company gave public notice of the date of the meeting. If you would like a copy of Vertel's Bylaws, you may write to Vertel Investor Relations. If a proposal is not timely and properly made in accordance with the procedures set forth in the Bylaws, it will be defective and may not be brought before the meeting. If the proposal is nonetheless brought before the meeting and the chairman of the meeting does not exercise the power and duty to declare the proposal defective, the persons named in the proxy may use their discretionary voting with respect to the proposal.

Solicitation

   The Company will pay the cost of soliciting proxies and will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may be solicited by the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, electronic mail, facsimile or telegram. In addition, the Company has retained Skinner & Company to solicit proxies in connection with the Annual Meeting. The Company has agreed to pay Skinner & Company approximately $3,500 for such services plus out-of-pocket expenses.

Other

   The Board of Directors knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting or any postponement or adjournment thereof, it is the intention of the persons named on the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Craig S. Scott
                                          Vice President Finance &
                                           Administration,
                                          Chief Financial Officer and
                                           Secretary

Dated: April 19, 2002

                                                                       APPENDIX

                              VERTEL CORPORATION

                            AUDIT COMMITTEE CHARTER

Purpose

   The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including oversight of the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements and the Company's legal compliance and ethics programs as established by management and the Board.

   In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, auditors, or other experts for this purpose. The Board and the Committee are in place to represent the Company's shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

   The Committee shall review the adequacy of this Charter on an annual basis.

Membership

   The Committee shall be comprised of not less than three members of the Board, with one member designated as Chairman and the Committee's composition will meet the requirements of the rules of The Nasdaq Stock Market, Inc.

   Accordingly, all of the members will be directors:

  1. Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

  2. Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have accounting or related financial management experience or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

Scope of Responsibilities

   The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the outside auditor is responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, as well as the outside auditor, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

Key Duties

   The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

  .The Committee shall meet at least once per year.

  . The Committee shall review and discuss with management and the outside auditor the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and discuss with the outside auditor the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61.

  . As a whole, or through the Committee chair, the Committee shall review with the outside auditor the Company's interim financial results to be included in the Company's quarterly reports to be filed with Securities and Exchange Commission and the matters required to be discussed by SAS No. 61. This review will occur prior to the Company's filing of the Form 10-Q.

  . The Committee shall review and discuss with management and the outside auditor the quality and adequacy of the Company's internal controls.

  . The Committee shall take reasonable steps to confirm the independence of the outside auditor, including:

      Ensuring receipt from the outside auditor annually, of the formal written disclosures and letter delineating all relationships between the auditor and the Company required by Independence Standards Board Standard Number 1;

      Discuss with the outside auditor any such disclosed relationships and their impact on the outside auditor's objectivity or independence; and

      Take or recommend that the Board take appropriate action to ensure the independence of the outside auditor.

  . The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select the auditor (or nominate for shareholder approval).

  . If appropriate, the Committee shall review availability of other public accounting firms, evaluate, and, where appropriate, replace the outside auditor.

  . The Committee shall review and approve the scope, magnitude and budgets of all examinations of the Company's financial statements by the outside auditor, and shall review and approve annually the actual cost and types of audit and non-audit services performed by the outside auditor.

   The Committee shall also:

     Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

     Review, with the organization's legal counsel, legal compliance matters including corporate securities trading policies.

     Submit the minutes of all meetings of the Committee to, or discuss the matters discussed at each Committee meeting with, the Board.

     Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

   While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the outside auditor. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the outside auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.

                      THIS PROXY IS SOLICITED ON BEHALF OF

                             THE BOARD OF DIRECTORS

                                       OF

                               VERTEL CORPORATION

      The undersigned shareholder of Vertel Corporation, a California corporation,
P   revokes all previous proxies, acknowledges receipt of the Notice of Annual
    Meeting of Stockholders to be held May 23, 2002 and the proxy statement related
R   thereto and appoints Marc Maassen and Craig S. Scott, and each of them, the proxy and attorney-in-fact of the undersigned, with full power of substitution,
O   to vote all shares of Common Stock of Vertel Corporation which the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity
X   or entities, at the Annual Meeting of Stockholders of the Company to be held at the Hilton Hotel, 6360 Canoga Avenue, Woodland Hills, California 91367 on
Y   Thursday, May 23, 2002, at 9:00 a.m., local time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat, on the matters set forth below. The shares represented by this proxy shall be voted in the manner set forth on the reverse side.

[X] Please mark votes as in this example.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS, AND AS THE PROXIES DEEM ADVISABLE IN THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

The Board of Directors recommends a vote FOR the matters listed below.

1.Proposal to elect two Class II directors.

  NOMINEES:

      (a) Marc Maassen

      (b) Hai-Perng ("Alex") Kuo, Ph.D.

                                                    WITHHOLD
                               FOR                  AUTHORITY
                       all nominees listed   for all nominees listed
                        except as modified           below*
                              to the
                          contrary above
                               [_]                     [_]

(*INSTRUCTIONS: To withhold authority to vote for any individual strike a line through the nominee's name above).

2. Proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors for the fiscal year ending December 31, 2002.

       FOR                            AGAINST                                                   ABSTAIN
       [_]                              [_]                                                       [_]

3. In their discretion with respect to such other business as may properly come before the meeting and any adjournment or postponement thereof.

       FOR                            AGAINST                                                   ABSTAIN
       [_]                              [_]                                                       [_]

   MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ___________________________ [_]

   This Proxy should be marked, dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate, including title and authority. Corporations should provide the full name of the corporation and title of authorized officer signing the Proxy. If shares are held by joint tenants or as community property, both must sign.

Signature: _________________________________________________ Date: ______________________

Signature: _________________________________________________ Date: ______________________